                                SCHEDULE 14A

                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement                      / / Confidential, for Use of the Commission
/X/ Definitive Proxy Statement                           Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-12

                            EMERSON ELECTRIC CO.
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/ No fee required.
         / / Fee computed on table below per Exchange Act Rules
             14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

         (5) Total fee paid:

----------------------------------------------------------------------------

         / / Fee paid previously with preliminary materials.
         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

----------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

         (3) Filing Party:

----------------------------------------------------------------------------

         (4) Date Filed:

----------------------------------------------------------------------------

                         NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS

                              Emerson [logo]

                                                        St. Louis, Missouri
                                                          December 10, 2003

TO THE STOCKHOLDERS OF
  EMERSON ELECTRIC CO.:

    The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri on Tuesday, February 3, 2004, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on November 24, 2003, will be entitled to vote, for the following purposes:

    1. To elect five Directors;

    2. To re-approve performance measures under the Emerson Electric Co. 1997 Incentive Shares Plan;

    3. Ratification of Independent Auditors; and

    4. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                        EMERSON ELECTRIC CO.

                                        By  /s/ Charles F. Knight

                                         Chairman of the Board

/s/ W. W. Withers

Secretary

    EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD, AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE (SUCH AS A BROKER) PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 24, 2003.

                           EMERSON ELECTRIC CO.

          8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136

                              PROXY STATEMENT

      FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 3, 2004

    This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 3, 2004, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about
December 10, 2003.

    If you have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 13, 2004.

    REGISTERED STOCKHOLDERS CAN SIMPLIFY THEIR VOTING AND SAVE THE COMPANY EXPENSE BY CALLING 1-800-435-6710 AND VOTING BY TELEPHONE, OR VOTING BY INTERNET AT www.proxyvoting.com. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm's voting processes.

    IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.

    If you do not choose to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and otherwise in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

    You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing a later-dated proxy. To revoke a proxy or change your vote by telephone or Internet, you must do so by telephone or Internet, respectively, (following the directions on your proxy card) by twelve midnight Eastern time on February 2, 2004.

    The close of business on November 24, 2003, has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 421,423,657 shares of common stock. The holders of the common stock will be entitled to one vote for each share of common stock held of record on the record date.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2003 accompanies this proxy statement.

    This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses. In addition, solicitation of proxies may be made by telephone or telegram by Directors, officers or regular employees of the Company.

                         I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Five Directors of the Company are to be elected for terms ending at the Annual Meeting in 2007, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below.

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
NOMINEES FOR TERMS ENDING IN 2007

C. Fernandez G., 37.........................................        2001                   4,483
  Vice Chairman and Chief Executive Officer of Grupo Modelo,
     S. A. de C. V., brewer

  He is also a Director of Anheuser-Busch Companies, Inc.
     and Grupo Televisa, S.A.

C. F. Knight, 67............................................        1972               1,637,057
  Chairman of the Board of Emerson

  He is also a Director of Anheuser-Busch Companies, Inc.,
     BP p.l.c., International Business Machines Corporation,
     Morgan Stanley Dean Witter & Co. and SBC Communications
     Inc.

G. A. Lodge, 71.............................................        1974                  13,633
  President of InnoCal Management, Inc., a venture capital
     management company

R. L. Ridgway, 68...........................................        1995                   8,343
  Former Assistant Secretary of State for Europe and Canada

  She is also a Director of The Boeing Company, Manpower,
     Inc., New Perspective Fund, Inc., Sara Lee Corporation and 3M Company

E. E. Whitacre, Jr., 62.....................................        1990                  10,033
  Chairman and Chief Executive Officer of SBC Communications
     Inc., a communications holding company

  He is also a Director of Anheuser-Busch Companies, Inc.,
     Burlington Northern Santa Fe Corporation and The May
     Department Stores Company

TO CONTINUE IN OFFICE UNTIL 2006

J. G. Berges, 56............................................        1997                 605,265(4)
  President of Emerson

  He is also a Director of PPG Industries, Inc. and MKS
     Instruments, Inc.

A. A. Busch III, 66.........................................        1985                  30,833(4)
  Chairman of the Board of Anheuser-Busch Companies, Inc.,
     brewery, container manufacturer and theme park operator

  He is also a Director of SBC Communications Inc.

A. F. Golden, 57............................................        2000                   5,477
  Partner of Davis Polk & Wardwell, lawyers


                                     3



                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
V. R. Loucks, Jr., 69.......................................        1979(5)                9,633
  Retired Chairman and Chief Executive Officer of Baxter
    International Inc., Chief Executive Officer of Segway
    LLC
    (manufacturer of electric human transporters)

  He is also a Director of Affymetrix, Inc., Anheuser-Busch
    Companies, Inc., GeneSoft, Inc. and Edwards Life
    Sciences Corporation

J. B. Menzer, 52............................................        2002                   2,599
  Executive Vice President of Wal-Mart Stores, Inc. and
    President and Chief Executive Officer of Wal-Mart
    International

  He is also a Director of Wal-Mart de Mexico and The Seiyu, Ltd. (a Japanese supermarket chain)

TO CONTINUE IN OFFICE UNTIL 2005

D. N. Farr, 48..............................................        2000                 586,286(4)
  Chief Executive Officer of Emerson

  He is also a Director of Delphi Corp.

D. C. Farrell, 70...........................................        1989                  19,633
  Retired Chairman and Chief Executive Officer of The May
    Department Stores Company

W. J. Galvin, 57............................................        2000                 399,463(4)
  Executive Vice President and Chief Financial Officer of
    Emerson

  He is also a Director of Factory Mutual Insurance Company

R. B. Horton, 64............................................        1987                   8,995
  Retired Chairman of Railtrack Group PLC and Former
    Chairman of Chubb plc

  He is also a Director of Premier Farnell plc

C. A. Peters, 48............................................        2000                 236,964
  Senior Executive Vice President of Emerson

J. W. Prueher, 60...........................................        2001                   3,083
  Retired Admiral, U.S. Navy, and Former U.S. Ambassador to
    the People's Republic of China

  He is also a Director of Merrill Lynch & Company, Inc.,
    The New York Life Insurance Company, Long Shadow
    Vinters, LLC and Fluor Corporation

All Directors and Executive Officers as a Group
  (19 persons)..............................................                           3,875,402(6)(7)

-------
(1) Beneficial ownership of Emerson common stock is stated as of September 15, 2003. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, except as indicated for Mr. Berges and Mr. Galvin in Note 4 below, shares owned separately by spouses are not included. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except that with respect to the following shares, the person named has no investment power: Mr. Knight-190,672; Mr. Farr-210,000; Mr. Berges-140,000;
    Mr. Galvin-88,000; Mr. Peters-42,000; Mr. Withers-42,000 (who is also an executive officer of the Company named in the Summary

                                     4



    Compensation Table); Mr. Fernandez-3,283; Mr. Golden-3,477;
    Mr. Menzer-1,599; Mr. Preuher-2,883; each other non-employee
    Director-7,233; and all Directors and executive officers as a group-827,878 shares.

(2) Includes the following shares which such persons have or will have within 60 days after September 15, 2003 the right to acquire upon the exercise of employee stock options: Mr. Knight-247,595;
    Mr. Farr-299,320; Mr. Berges-297,185; Mr. Galvin-168,742;
    Mr. Peters-119,449; and Mr. Withers-97,559.

(3) No person reflected in the table owns more than .5% of the outstanding shares of Emerson common stock.

(4) Includes 35,396 shares held by the spouse and/or children of Mr. Farr; 38,681 shares held by the spouse and/or children of Mr. Berges; and 35,334 shares held by or in trust for the spouse and/or children of Mr. Galvin, of which Mr. Galvin disclaims beneficial ownership as to 11,808 shares. Includes 75,139 shares and options exercisable with respect to 57,258 of the shares referred to in footnote 2 held by the Galvin Family Partnership. Includes 300 shares held by Mr. Busch as co-trustee of a trust, as to which Mr. Busch shares voting and investment power and disclaims beneficial ownership.

(5) Mr. Loucks previously served as a Director from April 1974 to December
    1975.

(6) Includes 1,282,193 shares of common stock which executive officers have, or will have within 60 days after September 15, 2003 the right to acquire upon exercise of employee stock options. Shares owned as a group represents .92% of the outstanding common stock of the Company. The shares issuable upon exercise of options were deemed to be outstanding for purposes of calculating the percentage of outstanding shares.

(7) The total includes shares owned by W. W. Withers, the only executive officer of the Company named in the Summary Compensation Table not otherwise shown individually in this table, who beneficially owned 182,572 shares.

    Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    * Mr. Loucks relinquished the position of Chief Executive Officer of Baxter International Inc. at the end of 1998 and retired as Chairman at the end of 1999.

    * Sir Robert Horton retired as Chairman of Railtrack Group PLC in July 1999. He was named Deputy Chairman of Chubb plc in September 2002 and Chairman in December 2002 (both are non-executive positions), and served as Chairman of Chubb plc, which was acquired by United Technologies, until November 2003.

    * Admiral Prueher served as Ambassador to the People's Republic of China from November 1999 to May 2002. Prior thereto he served as a lecturer and Senior Advisor to the Stanford-Harvard Preventive Defense Program and a Senior Fellow at the Center for Naval Analysis. Admiral Prueher completed 35 years of service in the United States Navy in May 1999, and was Commander-in-Chief of the U. S. Pacific Command from 1996 until his retirement.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

    G. A. Lodge is employed by InnoCal Management, Inc. ("InnoCal Management I"), which manages a private venture capital fund, InnoCal L.P. ("InnoCal Fund I"). The Company has committed to invest $10 million in InnoCal II, L.P. ("InnoCal Fund II"), a separate $100 million private venture capital fund which is managed by InnoCal Management II, LLC ("InnoCal Management II"). InnoCal Management I occasionally furnishes management services to InnoCal Management II, for which InnoCal Management II reimburses InnoCal Management I; InnoCal Management II is reimbursed this amount by InnoCal Fund II. The amount of such reimbursements in the Company's 2003 fiscal year attributable to Mr. Lodge's services to InnoCal Management II, and payable to Mr. Lodge, was $175,000. Mr. Lodge has an indirect interest of .175% in InnoCal Fund II, and an interest in the investment gains of InnoCal Fund II of 3.5%.

    Mr. Golden is a partner of the law firm of Davis Polk & Wardwell, which firm the Company retained in fiscal 2003 and expects to retain in fiscal 2004.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has determined that the following members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange:
C. Fernandez G., G. A. Lodge, R. L. Ridgway, E. E. Whitacre, Jr., A. A. Busch III, A. F. Golden, V. R. Loucks, Jr., J. B. Menzer, D. C. Farrell, R. B. Horton, and J. W. Prueher. The Board has adopted categorical standards to assist it in making determinations of independence. All directors identified as independent in this proxy statement meet these standards; a copy of these standards is attached as Appendix A.

    The members of the Board of Directors are elected to various committees. The standing committees of the Board (and the respective chairmen) are: Executive Committee (Knight), Audit Committee (Busch), Compensation and Human Resources Committee (Loucks), Corporate Governance and Nominating Committee (Farrell), Finance Committee (Horton), Pension Committee (Lodge) and Public Policy Committee (Whitacre).

    The Audit Committee met six times in fiscal 2003. It is composed of five Directors (A. A. Busch III, Chairman, C. Fernandez G., J. B. Menzer,
R. L. Ridgway and E. E. Whitacre, Jr.), all of whom are independent. The functions of the Audit Committee are described under "Report of the Audit Committee" below. The Audit Committee operates under a written charter (attached as Appendix B) adopted by the Board of Directors. The Board of Directors has determined that the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board of Directors has also determined that J. B. Menzer is an Audit Committee Financial Expert as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002.

    The Compensation and Human Resources Committee discharges the Board's responsibilities related to compensation of the Company's executives; administration of the Company's stock option and incentive shares plans; determining if necessary when service by officers and Directors with another entity is eligible for indemnification under the Company's Bylaws; and authorizing Company contributions to benefit plans, and adopting and terminating benefit plans not the prerogative of management. The Committee met four times in fiscal 2003. The members of the Compensation and Human Resources Committee are V. R. Loucks, Jr., Chairman, D. C. Farrell, and
E. E. Whitacre, Jr., all of whom are independent. See the "Report of the Compensation and Human Resources Committee of the Board of Directors on Executive Compensation" at page 12 below.

    The Corporate Governance and Nominating Committee reviews the Company's corporate governance principles and independence standards; oversees the annual evaluation of the Board and its committees; discharges the Board's responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and chairs; makes recommendations to the Board concerning the selection of director nominees and makes recommendations as to the size and composition of the Board and its committees. It will consider director nominee recommendations by stockholders provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in "V. Stockholders' Proposals" below on page 16. The Corporate Governance and Nominating Committee was formed in fiscal 2004. Thus, it did not meet in fiscal 2003; however, its predecessor, the Nominating Committee, met one time in fiscal 2003. The members of the Corporate Governance and Nominating Committee are D. C. Farrell (Chairman),
A. F. Golden, V. R. Loucks, Jr. and G. A. Lodge, all of whom are independent.

    The Company's Corporate Governance Principles and Practices and the charters of the Audit, Compensation and Human Resources, Corporate Governance and Nominating, and Public Policy Committees are available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance.

    There were eight meetings of the Board of Directors during fiscal 2003. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served.

    The Board of Directors has appointed a Discussion Leader who will chair meetings of non-management directors, as provided in the Company's Corporate Governance Principles and Practices. The Discussion Leader position will rotate among the chairs of each of the independent Board Committees in the following order: Public Policy, Audit, Pension,
Compensation and Human Resources, Corporate Governance and Nominating, and Finance. Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co.,

8000 West Florissant Avenue, St. Louis, MO 63136, Attention Secretary. All such letters will be forwarded to the Discussion Leader.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-employee Director is currently paid an annual retainer of $120,000 and fees of $1,500 plus expenses for attendance at each Board meeting. Each committee chairman is currently paid an annual retainer of $5,000, except the chair of the Audit Committee who is paid an annual retainer of $10,000, and each committee member is paid $1,250 plus expenses for attendance at each committee meeting.

    Directors may elect to defer all or a part of such cash compensation; such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. In the alternative, Directors may elect to have deferred fees converted into units equivalent to shares of Emerson common stock and their accounts credited with additional units representing dividend equivalents. All deferred fees are payable only in cash.

    The Company has eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. A non-employee Director who assumed office prior to June 4, 2002, and who serves as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual $30,000 cash retainer for Directors in effect on June 4, 2002. Such percentage is 50% for five years' service and increases by 10% for each additional year of service to 100% for ten years' or more service. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years.

    C. F. Knight, Chairman of the Board, is an employee of the Company. Under the terms of his employment agreement, after his retirement as an officer and employee of the Company Mr. Knight will be available at management's request to consult with the Company up to 30 days per year, for a period of not less than 15 years, and will be compensated with a daily consulting fee based on his daily salary rate at the time of his retirement. He will also continue to have access to Company facilities and services, including the Company's aircraft, car, driver, financial planning and club memberships if he meets certain conditions including not competing with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's Directors and executive officers are required, pursuant to Section 16(a) of the Securities Exchange Act of 1934, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange and to furnish copies of such statements to the Company.

    Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2003 its Directors and executive officers complied with all such requirements, except: (i) Mr. Loucks, who filed one Form 4 reporting late one transaction; and (ii) Mr. Farrell, who filed one Form 4 reporting late three transactions in Emerson common stock by the Farrell Family Partnership, of which he is a general partner.

CODE OF ETHICS

    The Company has adopted a Code of Ethics that applies to the Company's chief executive officer, chief financial officer, chief accounting officer, and controller; has posted such Code of Ethics on its Web site; and intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its Internet Web site, which is available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for directors, officers and employees, which is available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's independent auditors. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the auditors' written disclosures required by Standard No. 1 of the Independence Standards Board.

    The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission. The Committee also reappointed the Company's independent auditors for fiscal 2004.

                                          Audit Committee

                                             A. A. Busch III, Chairman
                                             C. Fernandez G.
                                             J. B. Menzer
                                             R. L. Ridgway
                                             E. E. Whitacre, Jr.

FEES PAID TO KPMG LLP

    The following fees were paid to KPMG LLP, the Company's independent auditors, for services rendered in 2002 and 2003 ($ in Millions):

                                                              2002       2003
                                                              -----      -----
Audit Fees..............................................      $ 8.5      $11.0

Audit Related Fees......................................        2.4        1.9

Tax Fees................................................        6.8        5.7

All Other Fees..........................................        0.1          0
                                                              -----      -----
    Total KPMG LLP Fees.................................      $17.8      $18.6
                                                              =====      =====

    Audit Fees primarily represent amounts expected to be paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

    Audit Related Fees are primarily related to audits of Employee Benefit Plans, Acquisition/Divestiture due diligence, internal control reviews and certification of statutory filings.

    Tax Fees are for tax compliance, tax consulting and expatriate tax compliance.

    All Other Fees include amounts paid for statistical analysis.

    The Audit Committee's pre-approval policies and procedures are included within the Audit Committee Charter attached hereto as Appendix B.

                          EXECUTIVE COMPENSATION

    The following information relates to compensation received or earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the last fiscal year of the Company and the compensation received or earned by them for the two prior fiscal years.

                                                    SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION(1)
                                                                          -----------------------------------------
                                          ANNUAL COMPENSATION                         AWARDS             PAYOUT
                              ---------------------------------------------------------------------------------------------------
                                                                                          SECURITIES      LONG-
                                                               OTHER                      UNDERLYING      TERM           ALL
                                                               ANNUAL       RESTRICTED     OPTIONS/     INCENTIVE       OTHER
         NAME AND             FISCAL                          COMPEN-         STOCK          SARS         PLAN         COMPEN-
    PRINCIPAL POSITION         YEAR   SALARY($)  BONUS($)   SATION($)(2)  AWARD(S)($)(3)     (#)      PAYOUTS($)(4)  SATION($)(5)
    ------------------        ------  ---------  --------   ------------  --------------  ----------  -------------  ------------
D. N. Farr                     2003   1,000,000  1,000,000     56,804       2,251,000           --             --       37,755
Chief Executive Officer(6)     2002     925,000    500,000     40,135         929,600      125,000      1,867,335       36,915
                               2001     700,000    540,000     18,692       6,681,250      100,000             --       32,757

J. B. Berges                   2003     872,500    540,000         --              --           --             --       34,715
President                      2002     812,500    500,000         --              --      100,000      2,347,485       34,382
                               2001     700,000    540,000         --       6,013,125      100,000             --       33,236

W. J. Galvin                   2003     568,750    432,000         --         900,400           --             --       24,723
Executive Vice President and   2002     518,750    400,000         --              --       85,000      2,082,735       24,184
Chief Financial Officer        2001     425,000    430,000         --       1,870,750           --             --       22,932

W. W. Withers                  2003     440,000    350,000         --         500,000           --             --       20,032
Senior Vice President,         2002     405,000    330,000         --              --       50,000      1,153,145       19,719
Secretary and General Counsel  2001     345,000    350,000         --         801,750           --             --       19,488

C. A. Peters                   2003     418,750    335,000         --              --           --             --       18,599
Senior Executive Vice          2002     387,500    315,000         --              --       50,000      1,087,275       18,182
President                      2001     350,000    320,000         --       2,806,125       30,000             --       18,096

--------
(1) The Company's stock option plans, incentive shares plans and supplemental executive retirement and savings investment plans generally provide for acceleration of vesting in the event of a change in control of the Company.

(2) Consistent with applicable regulations, certain non-cash compensation need not be reported.

(3) The number of shares of restricted stock held by the named executive officers at the end of fiscal 2003, and the aggregate value of such shares, are as follows: D. N. Farr, 210,000 shares having a value of $11,056,500; J. G. Berges, 140,000 shares having a value of $7,371,000;
    W. J. Galvin, 88,000 shares having a value of $4,633,200;
    W. W. Withers, 42,000 shares having a value of $2,211,300; and C. A. Peters, 42,000 shares having a value of $2,211,300. The Company pays dividends on restricted stock. All restricted stock awards have a restriction period and are earned over a period of three to ten years and vest at the end of such period; the shares are payable only if the executive is employed with the Company and in good standing at the end of the restriction period. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

(4) Long-term performance awards paid in fiscal 2002 were based on achievement of performance objectives over a five-year period.


                                     9



(5) Includes for fiscal 2003: (a) no premiums were paid by the Company for the named individuals in the Company's "split dollar" insurance program; however, the value of the benefit to the named individuals was: D. N. Farr-$255; J. G. Berges-$403; W. J. Galvin-$504; W. W. Withers-$782 and C. A. Peters-$255; (b) contributions by the
    Company on behalf of the named individuals to the Company's matched savings plan in the following amounts: D. N. Farr-$37,500; J. G. Berges-$34,312; W. J. Galvin-$24,219; W. W. Withers-$19,250; and C. A.
    Peters-$18,344.

(6) Mr. Farr was also the Company's Chief Operating Officer until November 1, 2001.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                          ---------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                           SECURITIES   OPTIONS/SARS                                STOCK PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO   EXERCISE OR                            OPTION TERM
                          OPTIONS/SARS  EMPLOYEES IN  BASE PRICE   EXPIRATION  -------------------------------------
          NAME              GRANTED     FISCAL YEAR     ($/SH)        DATE     0% ($)          5% ($)        10% ($)
          ----            ------------  ------------  -----------  ----------  ------          ------        -------
D. N. Farr...............      0            N/A           N/A         N/A       N/A             N/A            N/A
J. G. Berges.............      0            N/A           N/A         N/A       N/A             N/A            N/A
W. J. Galvin.............      0            N/A           N/A         N/A       N/A             N/A            N/A
W. W. Withers............      0            N/A           N/A         N/A       N/A             N/A            N/A
C. A. Peters.............      0            N/A           N/A         N/A       N/A             N/A            N/A

                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FY-END(#)             AT FY-END($)(1)
                              SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
          NAME                ON EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                ---------------   ---------------   -----------   -------------   -----------   -------------
D. N. Farr..............               0                  0          207,657       133,339        698,033       163,712
J. G. Berges............          13,966            348,015          213,854       116,672        560,479       163,712
W. J. Galvin............               0                  0          123,745        73,337        534,184       163,712
W. W. Withers...........               0                  0           70,894        43,336        317,007        98,225
C. A. Peters............               0                  0           87,784        48,336        437,397        49,113

-------
(1) The values represent the difference between the exercise price of the options and the market price of the Company's common stock at fiscal year-end.


                             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                             ESTIMATED FUTURE
                                                                                               PAYOUTS UNDER
                                                                        PERFORMANCE OR           NON-STOCK
                                                       NUMBER OF         OTHER PERIOD        PRICE-BASED PLANS
                                                      PERFORMANCE      UNTIL MATURATION       TARGET/MAXIMUM
   NAME                                                  UNITS            OR PAYOUT            (# OF SHARES)
   ----                                               -----------      ----------------      -----------------
D. N. Farr......................................          N/A                N/A                    N/A
J. G. Berges....................................          N/A                N/A                    N/A
W. J. Galvin....................................          N/A                N/A                    N/A
W. W. Withers...................................          N/A                N/A                    N/A
C. A. Peters....................................          N/A                N/A                    N/A

                   EQUITY COMPENSATION PLAN INFORMATION

    The following table sets forth aggregate information regarding the Company's equity compensation plans as of September 30, 2003:

                                                                                                  NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE FOR
                                                NUMBER OF SECURITIES      WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                                 TO BE ISSUED UPON        EXERCISE PRICE OF        EQUITY COMPENSATION
                                                    EXERCISE OF              OUTSTANDING            PLANS (EXCLUDING
                                                OUTSTANDING OPTIONS,      OPTIONS, WARRANTS      SECURITIES REFLECTED IN
              PLAN CATEGORY                     WARRANTS AND RIGHTS          AND RIGHTS                COLUMN (a))
              -------------                     -------------------       -----------------      -----------------------
                                                        (a)                      (b)                       (c)
Equity compensation plans approved by
  security holders(1).....................           11,235,837                $50.12                  13,792,516

Equity compensation plans not approved by
  security holders(2).....................                   --                    --                          --

Total.....................................           11,235,837                $50.12                  13,792,516

-------
(1) Includes the Company's Stock Option and Incentive Shares Plans. Included in column (a) are 1,107,877 rights to receive common shares that have been awarded and are contingent upon accomplishing certain objectives by 2005. These rights were disregarded for purposes of computing the weighted-average exercise price in column (b). Included in column (c) are 3,475,988 shares remaining available for award under the Incentive Shares Plans.

(2) Excludes 17,763 outstanding options assumed in connection with acquisitions with a weighted-average exercise price of $32.83.

    Information regarding stock option plans and incentive shares plans set forth in Note 13 of Notes to Consolidated Financial Statements of the 2003 Annual Report is hereby incorporated by reference.

                            PENSION PLAN TABLE

    The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of service combinations under the Emerson Electric Co. Retirement Plan and a related supplemental executive retirement plan.

                                                       ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                                ---------------------------------------------------------------------------------------
                                10 YEARS       15 YEARS       20 YEARS       25 YEARS        30 YEARS         35 YEARS
AVERAGE ANNUAL                     OF             OF             OF             OF              OF               OF
COMPENSATION                    SERVICE        SERVICE        SERVICE        SERVICE         SERVICE          SERVICE
--------------                  --------       --------       --------       --------        --------         --------
$  650,000................      $ 95,302       $142,952       $190,603       $238,254       $  285,905       $  333,556
   900,000................       132,802        199,202        265,603        332,004          398,405          464,806
 1,150,000................       170,302        255,452        340,603        425,754          510,905          596,056
 1,400,000................       207,802        311,702        415,603        519,504          623,405          727,306
 1,650,000................       245,302        367,952        490,603        613,254          735,905          858,556
 1,900,000................       282,802        424,202        565,603        707,004          848,405          989,806
 2,150,000................       320,302        480,452        640,603        800,754          960,905        1,121,056
 2,400,000................       357,802        536,702        715,603        894,504        1,073,405        1,252,306

    Retirement benefits under the plans are computed on the basis of an annuity with five years certain, unless the participant elects another method of payment. The benefit amounts in the Pension Plan Table above have already been adjusted for Social Security (or any other benefits). The dollar amounts in the salary and bonus columns of the Summary Compensation Table above are substantially the same as the compensation covered by the plans, but deferred bonuses may cause such amounts to vary from the amounts shown in the Summary Compensation Table.

    The credited years of service covered by the plans for each of the persons named in the Summary Compensation Table above are as follows: D. N. Farr, 23; J. G. Berges, 28; W. J. Galvin, 31; W. W. Withers, 14; and C. A. Peters, 24.

Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

    The benefits of certain employees may be reduced under the Emerson Electric Co. Retirement Plan to meet the limits of the Internal Revenue Code. An employee who is subject to a reduction of benefits under the Internal Revenue Code may be selected to participate in the supplemental executive retirement plan. Participation in the supplemental plan is by award, subject to the sole approval by the Compensation and Human Resources Committee. D. N. Farr, J. G. Berges, W. J. Galvin, and W. W. Withers have been selected to participate in the supplemental plan. The estimated annual retirement benefits payable upon retirement at age 65 to D. N. Farr, J. G. Berges, W. J. Galvin, W. W. Withers, and C. A. Peters are 56%, 52%, 54%, 22%, and 18%, respectively, of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table for fiscal year 2003.

         REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
            OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee"), composed of three independent Directors, establishes and administers the executive compensation program for the Company's top executives. The program supports the Company's commitment to enhancing stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short- and long-term objectives. The executive compensation program has uniquely served the Company's stockholders since 1977 by rewarding and motivating executives for the accomplishment of the Company's objectives. The executive compensation program is a focused, well-defined management tool that reinforces the Company's culture and commitment to stockholders.

    The Committee has historically viewed compensation as a total package that includes base salary and variable short- and long-term
(performance-based) compensation. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Basic principles underlying the pay programs are the following:

    * Maximize stockholder value.

    * Retain, reward and motivate key executives.

    * Compensate for performance rather than create a sense of entitlement.

    * Reward team results.

    * Build executive stock ownership.

COMPONENTS OF EXECUTIVE COMPENSATION

    To determine the competitive level of total compensation (including total annual cash and long-term incentives), the Committee sets the total pay target in a competitive compensation range as benchmarked against published survey data and data derived through special studies of comparable industries, including those shown in the peer group performance graph.

    TOTAL ANNUAL CASH COMPENSATION: Cash compensation consists of base salary and annual cash incentives (bonuses), with the sum of the two referred to as "Total Cash Compensation." Currently, approximately 1,200 key executives participate in the Total Cash Compensation program. A Total Cash Compensation target, including base salary and incentive, is established for each executive officer position using benchmark survey comparisons. Annual increases, if any, are based on individual merit and Company affordability. The annual incentive opportunity represents from 25% to 60% of Total Cash Compensation. Payment of the annual cash incentive portion is based on the financial performance of the Company versus pre-established targets. The Committee annually establishes and approves short-term financial targets which are important to the Company and its stockholders. Typical targets include sales, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. The relative importance of each target is determined each year by the Committee, and may vary depending upon the Company's financial objectives for that year.

    LONG-TERM COMPENSATION INCENTIVES: Long-term incentive awards, consisting of performance shares, stock options and restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company's longer-term strategic objectives. Long-term programs are paid primarily in stock. The Company's continuing philosophy is that executives are expected to hold stock earned under the Company's programs. The value of current executive stock holdings is significant, in absolute terms and in relation to base pay, though the Company does not establish specific ownership targets. Long-term plan participation and size of awards are determined by the individual's potential to make significant contributions to the Company's financial results, level of management responsibility and individual performance and potential.

    PERFORMANCE SHARES: The performance shares program reinforces the Company's long-term objectives and rewards executives for achieving those objectives. The Company has had continuing performance shares programs since 1977. Participation in this program is limited, and only executives who can most directly influence the Company's long-term financial success are included. Awards are denominated in share units with no dividend payments during the performance period. The Committee approves the performance measures and evaluates the performance of the Company against those measures. Historically, the Company's plans have targeted earnings per share growth objectives and other financial measures deemed appropriate to accomplish the Company's performance targets. The final payout (paid partially in cash but primarily in stock) can range from 0% to 100% of the target award, depending upon the level of achievement of the established financial targets.

    STOCK OPTIONS: The stock option program provides the long-term focus for a larger group of key employees. Currently, approximately 2,500 key employees are eligible to be considered for participation in the stock option program. Awards are intended to be made approximately every three years and are generally vested one-third each year. Options are granted at 100% of the fair market value of the Company's common stock on the date of grant and expire ten years from the date of grant. In fiscal 2003 the Company began expensing stock options for grants awarded after October 1, 2002.

    RESTRICTED STOCK: The restricted stock program was designed primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Participation has been highly selective and limited to a very small group of executives. The Committee views this program as an important management succession planning and retention tool. The restriction period for most awards is three to ten years.

    The Company's incentive compensation programs are designed to reward executives for achievement of the Company's performance objectives. The plans, as approved by stockholders, are designed to comply with Internal Revenue Code Section 162(m) to ensure tax deductibility. The Committee considers it important to retain the flexibility to design compensation programs that are in the best interest of the Company and the stockholders.

CEO COMPENSATION

    The Committee reviewed Mr. Farr's 2003 performance as Chief Executive Officer. In reviewing his performance in 2003, the Committee determined Mr. Farr provided outstanding leadership in another challenging year, improving Emerson's global competitive position and helping ensure long-term stockholder value. Under Mr. Farr's guidance, Emerson strengthened the balance sheet and delivered on objectives for global market penetration gains, sales and margin improvement, and increased capital efficiency. In doing so, Mr. Farr also sustained investment in technology, people, and projects necessary to achieve the Company's long-term strategic, financial, and operational goals. Mr. Farr's intense focus on improving competitive advantage and increasing customer value through industry leading technology, global scope, solutions and services, and improved customer interfaces serves Emerson and all its stakeholders well. As a result, the Committee awarded Mr. Farr a fiscal year 2003 bonus of $1,000,000. He received a base salary of $1,000,000. He also received an award of restricted stock, the value of which is reflected in the Summary Compensation Table.

                                 Compensation and Human Resources Committee

                                    V. R. Loucks, Jr., Chairman
                                    D. C. Farrell
                                    E. E. Whitacre, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The functions and members of the Compensation and Human Resources Committee are set forth above under "Board of Directors and Committees." None of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company.

    E. E. Whitacre, Jr., Chairman and Chief Executive Officer of SBC Communications Inc., served as a Director and member of the Compensation and Human Resources Committee of the Company; and C. F. Knight, Chairman of the Board of the Company, served as a Director of SBC Communications Inc. during the last fiscal year.

                             PERFORMANCE GRAPH

    The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the Dow Jones Electrical Components and Equipment Index (DJEE) for the five-year period ended September 30, 2003 and the Compound Annual Growth Rate (CAGR).

                                  [GRAPH]

                          1998  1999  2000  2001  2002  2003   CAGR
                          ----  ----  ----  ----  ----  ----   ----
                 EMERSON  $100  $104  $113  $ 81  $ 78  $ 96   -0.8%
                 S&P 500   100   128   145   106    85   105    1.0
                 DJEE      100   149   175    69    44    69   -7.0

    The information above in the Report of the Audit Committee, the Report of the Compensation and Human Resources Committee of the Board of Directors on Executive Compensation, and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of
Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

         II. RE-APPROVAL OF PERFORMANCE MEASURES UNDER THE EMERSON ELECTRIC CO. 1997 INCENTIVE SHARES PLAN

    The Company is asking stockholders to reaffirm the performance measures for the 1997 Incentive Shares Plan ("Plan"), approved by the Company's stockholders at the February 4, 1997 meeting of stockholders. No additional shares or other amendments are being requested. Your approval is necessary for the Company to meet the requirements for tax deductibility under
Section 162(m) of the Internal Revenue Code.

    ELIGIBILITY AND AWARDS. The Plan is part of a continuing program of key
    ----------------------
executive incentive compensation first authorized by the Company's Board of Directors in 1977 and approved by stockholders in 1997. Participants in the Plan are employees of the Company or any of its subsidiaries or affiliates who are determined by the Committee to be management personnel in senior executive positions who are important to the development of the Company's business and influence the achievement of the Company's strategic growth objectives. There are approximately 280 persons eligible to participate in the Plan. The remaining number of shares which may be issued under the Plan is approximately 3.5 million (subject to anti-dilution). The maximum award of performance shares for any individual for any performance period is 400,000 (subject to anti-dilution).

    PERFORMANCE MEASURES. The Plan permits the Compensation and Human
    --------------------
Resources Committee (the "Committee") of the Company's Board of Directors to structure a performance share award (an "Award") as performance-based compensation such that the Award will not be paid unless designated performance measures are satisfied. The performance period for Awards may not be less than three years, subject to acceleration upon a change of control. The Plan permits the Committee to designate performance measures from among the following: sales, earnings, earnings per share, pre-tax earnings, return on equity, and asset management, and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in the Company's earnings. Performance objectives need not be the same for all participants, and may be established for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. If the applicable performance objective is achieved, a participant will receive an amount equal to the then market value of one share of Company common stock multiplied by the number of performance shares held. Payment may be made in shares of common stock and cash or in any combination, as determined by the Committee. The Committee, at the time it establishes performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met.

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE FOR RE-APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE MEASURES UNDER
     ---
THE 1997 INCENTIVE SHARES PLAN.

                 III. RATIFICATION OF INDEPENDENT AUDITORS

    In accordance with its charter, the Audit Committee has selected KPMG LLP, independent auditors, to audit the Company's consolidated financial statements for fiscal 2004. KPMG LLP served as the Company's independent auditors for fiscal 2003. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.

    In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

    The Audit Committee has approved all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

    BOARD AND AUDIT COMMITTEE RECOMMENDATION. THE BOARD OF DIRECTORS AND
    ----------------------------------------
AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE
                                             ---
APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                IV. VOTING

    Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. The affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2004 Annual Meeting is required to elect Directors, to re-approve the performance measures under the Company's 1997 Incentive Shares Plan, to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2004 and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted "abstain" on the proposals to re-approve the performance measures under the Company's 1997 Incentive Shares Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2004 and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposals to re-approve the performance measures under the Company's 1997 Incentive Shares Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2004 and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

                         V. STOCKHOLDERS' PROPOSAL

    Proposals of stockholders intended to be presented at the 2005 Annual Meeting scheduled to be held on February 1, 2005, must be received by the Company by August 11, 2004 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

    In order for a stockholder to nominate a candidate for Director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 4 and November 3, 2004 for the 2005 Annual Meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the amended Bylaws is filed as an exhibit to the Company's Annual Report on Form 10-K for the 2001 fiscal year and is available at the Securities and Exchange Commission Internet site (www.sec.gov).

                             VI. MISCELLANEOUS

HOUSEHOLDING OF PROXIES

    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

    Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., Attention: Investor Relations, 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136 or by telephoning 314-553-2197.

    If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co.,
Attention: Investor Relations, 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136 or by telephoning 314-553-2197.

    If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., Attention: Investor Relations, 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136 or by telephoning 314-553-2197.

ADDITIONAL FILINGS

    The Company's Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's Web site on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.gotoemerson.com, Investor Relations, SEC filings.

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
                                                                 APPENDIX A

                  EMERSON DIRECTOR INDEPENDENCE STANDARDS

    In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. ("Emerson"). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

     1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

     2. The Director was not affiliated with or employed by Emerson's independent auditor, and no immediate family member of the Director was affiliated with or employed in a professional capacity by Emerson's independent auditor, within the preceding three years;

     3. The Director was not employed by, and no immediate family member of the Director was employed as an officer by, any company for which any Emerson executive officer served as a member of such company's compensation committee within the preceding three years;

     4. Neither the Director, nor any member of the Director's immediate family received during any of Emerson's last three fiscal years direct compensation in excess of $100,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

     5. If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

     6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company's indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

     7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson's senior management or any immediate family member of a member of Emerson's senior management, the amount of such payments is less than the greater of 2% of such firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson's discretionary contributions to such organization are less than the greater of two percent of such organization's total annual charitable receipts or $1 million; (ii) Emerson's contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made "on behalf of" a Director;

    10. The Director's ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

    11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

    12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

    If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

                   [This page left blank intentionally.]

                                                                 APPENDIX B

                                         REVISED/EFFECTIVE NOVEMBER 4, 2003

                          AUDIT COMMITTEE CHARTER
                          -----------------------

ORGANIZATION

    This charter governs the operation of the Audit Committee (the "Committee"). The Committee shall review and reassess the adequacy of this charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The Committee and its Chair shall be appointed by the Board of Directors, to serve at the discretion of the Board, and shall be comprised of at least three Directors, each of whom meets the independence requirements set forth in applicable rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). All Committee members shall be financially literate, and at least one member shall be an "audit committee financial expert" as that term is defined by applicable rules of the SEC.

MEETINGS

    The Committee shall meet regularly, or more frequently as the Committee as a whole or the Chair may from time to time determine to be appropriate. At all meetings of the Committee a majority of the Committee members shall be necessary to constitute a quorum for the transaction of business. Members of the Committee may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Committee may also act as otherwise permitted by law or the Company's Bylaws.

STATEMENT OF POLICY

    The Audit Committee shall assist the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's primary independent audit firm (the "Auditor"). The Committee is not responsible for the implementation of the foregoing activities. Such implementation is the sole responsibility of management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and authority to engage independent legal, accounting or other advisors as it deems necessary to carry out its duties, at Company expense.

    Management and the Auditor are responsible for planning and conducting audits and determining that the audited financial statements are complete, accurate and in accordance with U. S. Generally Accepted Accounting Principles. The Committee, in carrying out its oversight responsibilities, shall discuss with the Auditor and management their respective judgments regarding the quality and the acceptability of the Company's financial reporting.

RESPONSIBILITIES AND PROCESSES

    The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities:

    Independent Auditor
    -------------------

    * The Auditor reports directly to the Committee. Annually, the Committee shall evaluate and appoint the Auditor. The Committee shall have the sole authority to select, evaluate and, where it deems appropriate, replace or rotate the Auditor. The Committee shall receive from the Auditor an annual report on (1) the Auditor's quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to audits carried out by the Auditor, (3) as necessary, the timetable for the rotation of partners under legal requirements, (4) all relationships between the Auditor and the Company, and (5) such other reports as the Committee deems appropriate from the Auditor regarding the Auditor's independence, and discuss with the Auditor such reports and the matters included in the written disclosures required by the Independence Standards Board Standard No. 1. If necessary, the Committee shall take appropriate action with respect to the independence of the Auditor.

    * The Committee shall pre-approve all audit and non-audit services (and related fees) provided by the Company's Auditor, as outlined below, and implement procedures so that the Auditor does not perform any service that is prohibited under the NYSE and SEC rules.

      Audit Fees:
      -----------

      Annually, the Committee will review and approve the audit services and the estimated audit fees for the following fiscal year. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates.

      Non-Audit Services and Fees:
      ----------------------------

      Annually, and otherwise as necessary, the Committee will review and approve all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, tax compliance, due diligence, expatriate tax returns, internal control reviews, statutory filings and import/export reviews, the Committee will review and approve the services and estimated total fees therefor by category of service. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates. For non-recurring services such as tax or other consulting, the Committee will review and approve the services and estimated fees by category of service and all individual projects exceeding an amount determined by the Committee from time to time. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates and any new projects exceeding an amount determined by the Committee from time to time.

      Approval Matrix:
      ----------------

      Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

    * The Committee shall monitor management's compliance with the following hiring policy for employees and former employees of the Auditor. The Company shall not hire an employee or former employee of the Auditor who has provided audit, review, or attest services for the Company during the last two previous fiscal years into an "accounting role or financial reporting oversight role" as defined by the SEC. This definition includes the following Corporate positions:
      Members of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Accounting Officer, Controller, Director of Internal Audit, VP of Internal Audit, Director of Financial Reporting, and Treasurer.

    Internal Controls and Audit Process
    -----------------------------------

    The audit function is designed to provide a check that a system of internal controls is maintained throughout the Company which protects the assets of the Company and provides the proper authorization and recording of transactions such that the financial information is reliable and materially accurate; and financial statements fairly present, in all material respects, the financial condition and results of operations of the Company in accordance with U. S. Generally Accepted Accounting Principles ("GAAP").

    * The Committee shall discuss with the internal auditors and the Auditor the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditors and the Auditor the adequacy and effectiveness of the Company's accounting and financial controls.

      The Committee shall discuss with the Auditor the responsibilities, budget and staffing of the Company's internal audit department.

      The Committee shall review with management the Company's major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

    Annual Audit and Quarterly Reviews
    ----------------------------------

    * The Committee will discuss with the Auditor the results of the annual audit and quarterly reviews, the Company's critical accounting policies and practices, all alternative treatments within GAAP discussed with management (including ramifications of use of alternatives, and the preferred method of the Auditor), other written material communication (including any management letter or schedule of unadjusted differences), any audit problems or difficulties and management's response, and any other matters required to be communicated to the Committee by the Auditor under Generally Accepted Auditing Standards.

    Financial Reporting
    -------------------

    * The Committee shall review with management and the Auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K, and the Company's quarterly financial statements, including any disclosure by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on these reviews, the Committee shall annually report to the Board whether the Committee recommends inclusion of the audited financial statements in the Company's Annual Report and Form 10-K.

    * The Committee shall discuss the types of information to be included in, and the type of presentation of, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies. The Committee shall be informed by management of financial information and earnings guidance that have been provided to analysts and ratings agencies.

    Proxy Report
    ------------

    * The Committee shall approve the report of the Committee required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission.

    Other Responsibilities
    ----------------------

    * The Committee shall establish procedures for the receipt, retention and treatment of complaints made to the Company, by employees and non-employees, regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    * At least quarterly, the Committee shall meet separately with representatives from the Auditor, the internal auditors and management.

    Other Matters
    -------------

    * The Committee and its members shall have unrestricted access to management. The Committee shall have sole discretion, in its areas of responsibility, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Should any member of the Committee believe that participation of management or independent advisors in any discussion of a particular subject at any meeting would be advisable, they are free to make such request.

    * The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next scheduled meeting.

REPORTS TO BOARD AND PERFORMANCE EVALUATION

    The Committee shall report to the Board of Directors regularly regarding issues that arise in connection with the performance of its responsibilities outlined herein, including, but not limited to, issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditor or the performance of the internal audit function. The Committee shall perform an annual evaluation of its performance.

                                   [LOGO]
                                   EMERSON


PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint C. F. KNIGHT, W. W. WITHERS, and
H. M. SMITH, or any of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 3, 2004, commencing at 10:00 A.M.,
St. Louis Time, at the headquarters of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.


     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
-------------------------------------------------------------------------------




-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



                                   [LOGO]
                                   EMERSON

                              ADMISSION TICKET


                       ANNUAL MEETING OF STOCKHOLDERS

                          Tuesday, February 3, 2004
                                 10:00 A.M.
                      Emerson Electric Co. Headquarters
                          8000 W. Florissant Avenue
                             St. Louis, MO 63136


                       ==============================

                             PLEASE PRESENT THIS
                          NON-TRANSFERABLE TICKET
                          AT THE REGISTRATION DESK
                                UPON ARRIVAL

                       ==============================

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION     Please       / /
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR          Mark Here
PROPOSAL 2 AND FOR PROPOSAL 3.                                 for Address
                                                               Change or
                                                               Comments
                                                               SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

1. ELECTION OF DIRECTORS

      FOR all nominees                         WITHHOLD AUTHORITY
        listed below                            to vote for the
      (except as marked                             nominees
      to the contrary)                            listed below
             / /                                      / /

01 C. Fernandez G.    02 C. F. Knight           03 G. A. Lodge
04 R. L. Ridgway      05 E. E. Whitacre, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

2. Re-approval of performance measures under the    FOR     AGAINST    ABSTAIN
   Emerson Electric Co. 1997 Incentive Shares Plan  / /       / /        / /


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---

3. Ratification of Independent Auditors             FOR     AGAINST    ABSTAIN
                                                    / /       / /        / /

                                           I PLAN TO ATTEND
                                         THE ANNUAL MEETING   / /

The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.


SIGNATURE                        SIGNATURE                     DATE
         ------------------------         ---------------------    ---------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
----------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                   VOTE BY INTERNET OR TELEPHONE OR MAIL
                       24 HOURS A DAY, 7 DAYS A WEEK

    INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                    THE DAY PRIOR TO ANNUAL MEETING DAY.

 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------       ----------------------        -----------------
        INTERNET                       TELEPHONE                     MAIL
http://www.eproxy.com/emr            1-800-435-6710            Mark, sign and
Use the Internet to vote        Use any touch-tone             date your proxy
your proxy. Have your      OR   telephone to vote your   OR    card and return
proxy card in hand when         proxy. Have your proxy            it in the
you access the web site.        card in hand when you         enclosed postage-
                                call.                           paid envelope.
-------------------------       ----------------------        -----------------

            IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
               YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


        PLEASE ADMIT:

                                  APPENDIX

     Page 14 of the printed proxy statement contains a Stock Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.